As filed with the Securities and Exchange Commission on December 14, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
E-HOUSE (CHINA) HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
17/F, Merchandise Harvest Building (East)
No. 333 North Chengdu Road
Shanghai 200041
People’s Republic of China
(86-21) 5298-0808
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E-HOUSE (CHINA) HOLDINGS LIMITED
SHARE INCENTIVE PLAN
(Full Title of the Plans)

Law Debenture Corporate Services Inc.
4th Floor, 400 Madison Avenue,
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li-Lan Cheng Chief Financial Officer E-House (China) Holdings Limited 17/F, Merchandise Harvest Building (East) No. 333 North Chengdu Road Shanghai 200041 People’s Republic of China (86-21) 5298-0808	Z. Julie Gao, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central Hong Kong (852) 2522-7886
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee
Ordinary shares, par value US$0.001	915,000	$12.50	$11,437,500	$351.13
Ordinary shares, par value US$0.001	300,000	5.50	1,650,000	50.66
Ordinary shares, par value US$0.001	2,164,905	28.02	60,660,638	1,862.28
Total Registration Fee	N/A	N/A	N/A	$2,264.07

(1)	Represents ordinary shares issuable pursuant to awards (including the exercise of any options granted) under the E-House (China) Holdings Limited Share Incentive Plan (the “Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this registration statement will also cover any additional ordinary shares which become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction.

(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act, and is based on the average of the high and low sales price ($28.02) of the ordinary shares, as reported on the New York Stock Exchange on December 7, 2007, for the remaining 2,164,905 ordinary shares issuable under the Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EX-5.1 OPINION OF MAPLES AND CALDER
EX-23.2 CONSENT OF DELOITTE TOUCHE TOHMATSU CPA LTD.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     E-House (China) Holdings Limited (the “Company”) is not filing or including in this Form S-8 the information called for in Part I of the Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The Commission allows the Company to incorporate by reference the information the Company files with it, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that the Company files later with the Commission will automatically update and supersede this information. The Company incorporates by reference the following documents it has filed, or may file, with the Commission:
•	The description of the Company’s ordinary shares contained in the Company’s registration statement on Form F-1 originally filed with the Commission on July 10, 2007, as amended (File No. 333-144451), including any subsequently filed amendments and reports updating that description.
     In addition, this registration statement will incorporate by reference all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this registration statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this registration statement from the respective dates the Company files them. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities
     Not applicable.

Item 5.	Named Experts and Counsel
     Not applicable.

Item 6.	Indemnification of Directors and Officers
     Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

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     Under our currently effective memorandum and articles of association, we will indemnify our directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are party or are threatened to be made a party by reason of their acting as our directors and/or officers. To be entitled to indemnification, these persons must have acted in good faith and in the best interest and not contrary to the interest of our company, and must not have acted in a manner willfully or grossly negligent and, with respect to any criminal action, they must have had no reasonable cause to believe their conduct was unlawful. Our memorandum and articles of association also provide for indemnification of such person in the case of a suit initiated by our company or in the right of our company.
     We intend to enter into indemnification agreements with our directors and executive officers to indemnify them to the fullest extent permitted by applicable law and our memorandum and articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant.
     Insofar as indemnification for liabilities arising under the Securities Act to directors, officers or persons controlling us may be permitted under the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7.	Exemption From Registration Claimed
     Not applicable.

Item 8.	Exhibits

Exh. 5.1	Opinion of Maples and Calder
Exh. 10.1	E-House (China) Holdings Limited Share Incentive Plan	Note (1)
Exh. 23.1	Consent of Maples and Calder (included in Exhibit 5.1)
Exh. 23.2	Consent of Deloitte Touche Tohmatsu CPA Ltd.
Exh. 24.1	Power of Attorney (included on signature page hereto)
Note (1) Incorporated by reference as Exhibit 10.1 to the Company’s registration statement on Form F-1 (No. 333-144451) declared effective by the Commission on August 7, 2007.

Item 9.	Undertakings
(a) The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Company includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(b) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (1) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
     (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;
     (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
     (4) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
(c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the offered securities, and the offering of securities at that time will be deemed to be the initial bona fide offering thereof.
(d) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant in accordance with the provisions mentioned above, or otherwise, the Company has been advised that in the opinion of the Commission indemnification under those circumstances is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, E-House (China) Holdings Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 14, 2007.

E-HOUSE (CHINA) HOLDINGS LIMITED
By:	/s/ Xin Zhou
	Name:	Xin Zhou
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Mr. Xin Zhou, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and as of December 14, 2007.

Signature		Title

/s/ Xin Zhou Xin Zhou		Chairman and Chief Executive Officer (principal executive officer)
/s/ Li-Lan Cheng Li-Lan Cheng		Chief Financial Officer (principal financial and accounting officer)
/s/ Neil Nanpeng Shen Neil Nanpeng Shen		Director
/s/ Charles Chao Charles Chao		Director
/s/ Bing Xiang Bing Xiang		Director
/s/ Hongchao Zhu Hongchao Zhu		Director
/s/ Yongyue Zhang Yongyue Zhang		Director
/s/ Canhao Huang Canhao Huang		Director
/s/ Donald J. Puglisi

Name:	Donald J. Puglisi	Authorized Representative in the United States
Title:	Managing Director, Puglisi & Associates